                                                                   EXHIBIT 99(a)
                                                                   -------------

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma condensed combined balance sheet as of March 31, 1999 and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 1999 and 1998 give effect to the pending merger (the "merger") of BankBoston Corporation ("BankBoston") and Fleet Financial Group, Inc. ("Fleet"), accounted for as a pooling of interests. The merger, anticipated to be consummated in the fourth quarter of 1999 if not earlier, is subject to shareholder and regulatory approval.

     The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of BankBoston and Fleet under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements, and gives effect to the merger as if the merger had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings in connection with the merger or the effects of any divestitures required by regulators.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated historical financial statements of BankBoston and Fleet, including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

     Pro forma per share amounts for the combined BankBoston and Fleet entity are based on the exchange ratio of 1.1844 shares of Fleet common stock, par value $.01 per share, for each share of BankBoston common stock, par value $1.00 per share.

            BANKBOSTON CORPORATION AND FLEET FINANCIAL GROUP, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             As of March 31, 1999

                                                                                                    Pro Forma        Pro Forma
(Dollars in millions)                                            BankBoston          Fleet         Adjustments        Combined
                                                                 ----------          -----         -----------        --------
ASSETS:
Cash, due from banks and interest-bearing deposits               $  4,108         $   4,857        $       -        $   8,965
Federal funds sold and securities purchased
     under agreements to resell                                     3,655                 5                -            3,660
Securities                                                         13,882            11,059                -           24,941
Trading assets                                                      4,213               670                -            4,883
Loans and leases                                                   42,775            73,683                -          116,458
Reserve for credit losses                                            (758)           (1,724)               -           (2,482)
Due from brokers/dealers                                              101             2,726                -            2,827
Mortgages held for resale                                               -             2,155                -            2,155
Premises and equipment                                              1,291             1,233                -            2,524
Mortgage servicing rights                                               -             2,098                -            2,098
Intangible assets                                                     793             3,423                -            4,216
Other assets                                                        5,648             5,981                -           11,629
                                                                 --------         ---------        ----------       ---------

Total assets                                                     $ 75,708         $ 106,166        $       -        $ 181,874
                                                                 ========         =========        =========        =========


LIABILITIES and STOCKHOLDERS' EQUITY:
Deposits:
 Domestic:
   Noninterest-bearing                                           $  6,298         $  16,636        $       -        $  22,934
   Interest-bearing                                                27,724            47,712                -           75,436
 Overseas:
   Noninterest-bearing                                              1,534                 -                -            1,534
   Interest-bearing                                                12,912             3,285                -           16,197
                                                                 --------         ---------        ----------       ---------
Total deposits                                                     48,468            67,633                -          116,101
                                                                 --------         ---------        ----------       ---------
Federal funds purchased and securities sold
     under agreements to repurchase                                 6,181             3,027                -            9,208
Funds borrowed                                                      7,697             3,001                -           10,698
Due to brokers/dealers                                                218             3,823                -            4,041
Notes payable                                                       5,611            15,586                -           21,197
Accrued expenses and other liabilities                              2,570             3,484              650 (4b)       6,704
                                                                 --------         ---------        ----------       ---------
Total liabilities                                                  70,745            96,554              650          167,949
                                                                 --------         ---------        ----------       ---------
Stockholders' equity:
Preferred stock                                                         -               691                -              691
Common stock                                                          307                 6             (304)(4a)           9
Common surplus                                                      1,106             3,291             (127)(4a)       4,270
Retained earnings                                                   3,982             5,602             (650)(4b)       8,934
Accumulated other comprehensive income                                (37)               58                -               21
Treasury stock, at cost                                              (395)              (36)             431 (4a)           -
                                                                 --------         ---------        ----------       ---------
Total stockholders' equity                                          4,963             9,612             (650)          13,925
                                                                 --------         ---------        ----------       ---------

Total liabilities and stockholders' equity                       $ 75,708         $ 106,166        $       -        $ 181,874
                                                                 ========         =========        ==========       =========

 See Notes To The Unaudited Pro Forma Condensed Combined Financial Statements

            BANKBOSTON CORPORATION AND FLEET FINANCIAL GROUP, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   For the Three Months Ended March 31, 1999

                                                                                                    Pro Forma        Pro Forma
      (Dollars in millions, except per share amounts)            BankBoston          Fleet         Adjustments        Combined
                                                                 ----------          -----         -----------        --------
      Interest income:
        Interest and fees on loans                               $  1,034          $  1,559        $       -         $  2,593
        Interest on securities and trading assets                     229               173                -              402
        Other                                                         109                46                -              155
                                                                 --------          --------        ---------         --------
      Total interest income                                         1,372             1,778                -            3,150
                                                                 --------          --------        ---------         --------
      Interest expense:
        Deposits                                                      473               424                -              897
        Funds borrowed                                                180                80                -              260
        Notes payable                                                  84               201                -              285
        Other                                                           -                39                -               39
                                                                 --------          --------        ---------         --------
      Total interest expense                                          737               744                -            1,481
                                                                 --------          --------        ---------         --------
      Net interest income                                             635             1,034                -            1,669
                                                                 --------          --------        ---------         --------
      Provision for credit losses                                      70               149                -              219
                                                                 --------          --------        ---------         --------
      Net interest income after provision for credit losses           565               885                -            1,450
                                                                 --------          --------        ---------         --------
      Noninterest income:
        Investment services revenue                                   134               248                -              382
        Banking fees and commissions                                  154               193                -              347
        Credit card revenue                                            21               141                -              162
        Venture capital revenue                                        34                41                -               75
        Other                                                         252               336                -              588
                                                                 --------          --------        ---------         --------
             Total noninterest income                                 595               959                -            1,554
                                                                 --------          --------        ---------         --------
      Noninterest expense:
        Employee compensation and benefits                            473               542                -            1,015
        Occupancy and equipment                                       109               162                -              271
        Intangible asset amortization                                  15                71                -               86
        Other                                                         209               350                -              559
                                                                 --------          --------        ---------         --------
             Total noninterest expense                                806             1,125                -            1,931
                                                                 --------          --------        ---------         --------
      Income before income taxes                                      354               719                -            1,073
      Applicable income taxes                                         131               281                -              412
                                                                 --------          --------        ---------         --------
      Net income                                                 $    223          $    438        $       -         $    661
                                                                 ========          ========        =========         ========
      Net income applicable to common shares                     $    223          $    422        $       -         $    645
                                                                 ========          ========        =========         ========
      Weighted average common shares outstanding
        (in thousands):
           Basic                                                  295,935           568,546                -          919,051 (4c)
           Diluted                                                298,477           588,572                -          942,088 (4c)

      Per Common Share:
           Basic                                                 $   0.75          $   0.74        $       -         $   0.70 (4c)
           Diluted                                                   0.75              0.72                -             0.68 (4c)

 See Notes To The Unaudited Pro Forma Condensed Combined Financial Statements

            BANKBOSTON CORPORATION AND FLEET FINANCIAL GROUP, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   For the Three Months Ended March 31, 1998

                                                                                                    Pro Forma        Pro Forma
      (Dollars in millions, except per share amounts)            BankBoston          Fleet         Adjustments        Combined
                                                                 ----------          -----         -----------        --------
      Interest income:
        Interest and fees on loans                               $  1,012          $  1,378        $       -         $  2,390
        Interest on securities and trading assets                     208               162                -              370
        Other                                                         117                54                -              171
                                                                 --------          --------        ---------         --------
      Total interest income                                         1,337             1,594                -            2,931
                                                                 --------          --------        ---------         --------
      Interest expense:
        Deposits                                                      462               438                -              900
        Funds borrowed                                                207                84                -              291
        Notes payable                                                  65                89                -              154
        Other                                                           -                54                -               54
                                                                 --------          --------        ---------         --------
      Total interest expense                                          734               665                -            1,399
                                                                 --------          --------        ---------         --------
      Net interest income                                             603               929                -            1,532
                                                                 --------          --------        ---------         --------
      Provision for credit losses                                     140                92                -              232
                                                                 --------          --------        ---------         --------
      Net interest income after provision for credit losses           463               837                -            1,300
                                                                 --------          --------        ---------         --------
      Noninterest income:
        Investment services revenue                                    82               201                -              283
        Banking fees and commissions                                  131               176                -              307
        Credit card revenue                                            10                56                -               66
        Venture capital revenue                                        52                30                -               82
        Securities gains                                               25                51                -               76
        Gain on sale of business                                      165                 -                -              165
        Other                                                         124               181                -              305
                                                                 --------          --------        ---------         --------
             Total noninterest income                                 589               695                -            1,284
                                                                 --------          --------        ---------         --------
      Noninterest expense:
        Employee compensation and benefits                            354               445                -              799
        Occupancy and equipment                                        94               154                -              248
        Intangible asset amortization                                  10                51                -               61
        Merger-related charges                                          -                73                -               73
        Other                                                         203               274                -              477
                                                                 --------          --------        ---------         --------
             Total noninterest expense                                661               997                -            1,658
                                                                 --------          --------        ---------         --------
      Income before income taxes                                      391               535                -              926
      Applicable income taxes                                         153               212                -              365
                                                                 --------          --------        ---------         --------
      Net income                                                 $    238          $    323        $       -         $    561
                                                                 ========          ========        =========         ========
      Net income applicable to common shares                     $    234          $    311        $       -         $    545
                                                                 ========          ========        =========         ========
      Weighted average common shares outstanding
        (in thousands):
           Basic                                                  292,542           567,778                -          914,265 (4c)
           Diluted                                                296,840           587,184                -          938,761 (4c)

      Per Common Share:
           Basic                                                 $   0.80          $   0.55        $       -         $   0.60 (4c)
           Diluted                                                   0.79              0.53                -             0.58 (4c)

 See Notes To The Unaudited Pro Forma Condensed Combined Financial Statements

                  NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS


Note 1.  Basis of Presentation

     The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. It is anticipated that the merger will be consummated in the fourth quarter of 1999, if not earlier.

     Under generally accepted accounting principles, the transaction will be accounted for as a pooling of interests and, as such, the assets and liabilities of Fleet will be combined with those of BankBoston at book value. In addition, the statements of income of Fleet will be combined with the statements of income of BankBoston as of the earliest period presented. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger occurred at the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet assumes the merger was consummated on March 31, 1999. Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of income to conform presentations.

     BankBoston and Fleet anticipate that, in order to obtain regulatory approval for the merger, the companies will be required to divest approximately $13 billion of deposits, primarily in the Massachusetts, Connecticut and Rhode Island markets. No adjustment has been included, however, in the unaudited pro forma condensed combined financial statements for the anticipated divestitures. The reduction in net income related to such divestitures is estimated to be $160 million post-tax.

Note 2.  Accounting Policies and Financial Statement Classifications

     The accounting policies of both companies are in the process of being reviewed for consistency. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of such adjustments have not been determined but are not expected to be significant. Transactions between BankBoston and Fleet that are not material in relation to the pro forma financial information have not been eliminated from the pro forma combined amounts.

Note 3.  Merger- and Restructuring-Related Charges

     A liability of $1 billion (pre-tax) has been recorded in the unaudited pro forma condensed combined balance sheet to reflect BankBoston's and Fleet's best estimate of merger- and restructuring-related charges in connection with the merger. This liability resulted in a $650 million post-tax charge to retained earnings in the unaudited pro forma condensed combined balance sheet. The following table provides detail of the estimated charges by type, post-tax:

                                                Estimated Costs
                                                  (Post-Tax)
             Type of Cost                    (Dollars in millions)
--------------------------------------------------------------------------------
             Personnel                                 $300
             Technology and operations                  150
             Facilities                                  75
             Branches                                    25
             Transaction costs and other                100
--------------------------------------------------------------------------------
             Total                                     $650
================================================================================

                  NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL STATEMENTS
                                  (continued)

     Personnel-related costs consist primarily of charges related to employee severance, termination of certain employee benefits plans and employee assistance costs for separated employees. Technology and operations costs include accelerated depreciation in excess of normal scheduled depreciation and certain liabilities that will be incurred as a result of the elimination of duplicate systems. Facilities charges consist of lease termination costs and other facilities-related exit costs, as well as accelerated depreciation in excess of normal depreciation, resulting from consolidation of duplicate headquarters and operation facilities. Branch-related costs are primarily related to the cost of exiting branches anticipated to be closed, including lease terminations and equipment write-offs. The effect of the proposed charge has been reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 1999. However, since the proposed charge is nonrecurring, it has not been reflected in the unaudited pro forma condensed combined statements of income. In addition, it is estimated that $60 million (post-tax) in other expenses related to the merger will be recognized in future periods as they are incurred. These charges have not been reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 1999.

Note 4.  Pro Forma Adjustments

     (a) Pro forma adjustments to common stock, treasury stock and common surplus at March 31, 1999, reflect the merger accounted for as a pooling of interests, through: (1) the exchange of 351.3 million shares of Fleet common stock (using the exchange ratio of 1.1844) for the 296.6 million outstanding shares of BankBoston common stock at March 31, 1999, (2) the reclassification adjustment to common stock to reflect the $.01 par value of Fleet common stock, and (3) an adjustment for $431 million to reflect the retirement of BankBoston treasury stock and the reissuance of Fleet treasury stock.

     (b) Pro forma adjustments to accrued expenses and other liabilities and retained earnings reflect the $1 billion merger- and restructuring-related charge and a $350 million reduction in the deferred tax liability for the anticipated tax benefit of such charge. For additional information on the merger- and restructuring-related charges see Note 3.

     (c) The pro forma combined weighted average common shares outstanding for the three months ended March 31, 1999 and 1998 reflect the converted BankBoston weighted average common shares outstanding plus Fleet weighted average common shares outstanding. Each share of BankBoston common stock was converted into
1.1844 shares of Fleet common stock.

Note 5.  Other Securities and Exchange Commission Filings

     In connection with its proposed merger with BankBoston, Fleet will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission") registering Fleet common stock to be issued in connection therewith. This Registration Statement, which may be subject to review and comment by the Staff of the Commission, includes pro forma financial information for BankBoston and Fleet. Such pro forma financial information may differ from the pro forma financial information included herein.